UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02. Unregistered Sales of Equity Securities

As previously disclosed, on May 1, 2014, JetPay Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Ithan Creek Master Investors (Cayman) L.P. (“Wellington”) pursuant to which the Company agreed to sell to Wellington, upon the satisfaction of certain conditions, up to 9,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 (“Series A-1 Preferred”) for an aggregate purchase price of up to $2,700,000. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Form 8-K filed on May 7, 2014.

The Securities Purchase Agreement provides that at any time when Flexpoint Fund II, L.P. (“Flexpoint”) purchases Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”) pursuant to that certain Securities Purchase Agreement, dated August 22, 2013, by and between the Company and Flexpoint, Wellington will have the option, but not the obligation, to purchase from the Company up to the number of shares of Series A-1 Preferred equal to 6.75% of the number of shares of Series A Preferred purchased by Flexpoint at a purchase price of $300 per share.

On April 10, 2017, the Company and Wellington entered into a Side Agreement pursuant to which the Company and Wellington (i) waived the condition that each additional Wellington closing occur within ten days after the Flexpoint purchase of Series A Preferred to which it relates, (ii) waived a condition relating to the settlement of the previously disclosed Direct Air matter and (iii) agreed that the sale of Series A Preferred to Sundara Investment Partners, LLC (“Sundara”) under the amended and restated Series A Purchase Agreement, dated as of October 18, 2016, by and among the Company, Flexpoint and Sundara be deemed a sale of Series A Preferred to Flexpoint under the Securities Purchase Agreement.

On April 13, 2017, in connection with the purchase by Flexpoint of 8,333 shares of Series A Preferred on August 9, 2016 and the purchase by Sundara of 33,667 shares of Series A Preferred on October 18, 2016, Wellington exercised its option to purchase the remaining 2,835 shares of Series A-1 Preferred available for purchase under the Securities Purchase Agreement, which amount represented 6.75% of the number of shares of Series A Preferred purchased in these prior transactions. The purchase price for the transaction was $850,500.

The Series A-1 Preferred is convertible into shares of the Company’s common stock, par value $0.001 (“Common Stock”). Any holder of Series A-1 Preferred may at any time convert such holder’s shares of Series A-1 Preferred into that number of shares of Common Stock equal to the number of shares of Series A-1 Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which is currently $2.45. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A-1 Convertible Preferred. The conversion price of the Series A-1 Preferred is also subject to downward adjustment in the case of indemnification claims made by Wellington against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A-1 Preferred can elect to convert all outstanding shares of Series A-1 Preferred by providing written notice to the Company of such election.

Based upon certain representations of Wellington made in the Securities Purchase Agreement, the issuance of the Series A-1 Preferred to Wellington was consummated in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2017

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer